Exhibit 10.9

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is dated as of December _, 2011 (the “Effective Date”) by and between Sonoma Airport Properties LLC, a California limited liability company (“Landlord”), TriVascular, Inc., a California corporation (“TV”) and Boston Scientific Corporation, a Delaware corporation (“BSC” or “Tenant”).

RECITALS:

WHEREAS, Carmel River, LLC, a Delaware limited liability company, Carlsen Investments, LLC, a California limited liability company, and Rieger Investments, LLC, a Delaware limited liability company (collectively, “Original Landlord”) entered into that certain Lease Agreement dated June 16, 2005 (the “Original Lease”) with TV as the original tenant (TV, in that capacity, “Original Tenant”), pursuant to which Original Tenant leased from Original Landlord a total of 110,250 square feet of warehouse and office space located at 3910 Brickway Boulevard, Santa Rosa, California (the “Premises”).

WHEREAS, Original Landlord and Boston Scientific Santa Rosa Corp., a California corporation (formerly known as TriVascular, Inc., i.e., the same legal entity as the Original Tenant) (“BSSRC”) and BSC entered into that certain Consent, Assignment, First Amendment To Lease and Non-Disturbance Agreement (the “First Amendment”) dated as of March 28, 2008, pursuant to which (i) BSSRC assigned its right, title and interest under the Original Lease, as the tenant thereunder, to BSC and (ii) other terms and conditions of the Original Lease were amended. The Original Lease as amended by the First Amendment and this Second Amendment is referenced herein as the “Lease.”

WHEREAS, BSC subleased the Premises to TV (then known as TriVascular2, Inc., a California corporation) pursuant to that certain Sublease Agreement dated as of March 28, 2008 (the “Sublease”).

WHEREAS, Landlord has succeeded to the interest of Original Landlord as the owner of the Premises and the landlord under the Lease.

WHEREAS, the Original Lease, as amended by the First Amendment, by its terms expires on February 28, 2013, and the parties desire to extend the term of the Lease and to modify certain other terms and provisions of the Lease and BSC desires to assign the Lease to TV effective as of March 1, 2013 and TV desires to accept such assignment, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Recitals; Defined Terms. The foregoing recitals are true and are incorporated herein by this reference as though set forth in full. Unless otherwise expressly defined herein, all initially-capitalized terms used herein shall have the meanings ascribed to them in the Lease.

2. Assignment of BSC’s Interest in the Lease. Effective as of March 1, 2013, (a) BSC presently and absolutely assigns all of its right, title and interest as tenant under the Lease to TV, (b) TV accepts such assignment and expressly assumes all obligations under the Lease and (c) TV agrees to be fully liable for the obligations of “Tenant” under the Lease, including, without limitation, any and all liabilities for any tenant defaults existing as the date of the assignment or otherwise (as between BSC and TV, however, the terms of the Sublease shall prevail regarding any tenant defaults before the date of the assignment). Notwithstanding anything to the contrary in the Lease or the Sublease, no further agreements shall be necessary to effect the assignment, which will automatically occur on March 1, 2013. Accordingly, the Sublease will automatically terminate as of 11:59 p.m. on February 28, 2013. BSC will return to TV the Security Deposit (as defined in the Sublease) pursuant to the terms of the Sublease on or before March 31, 2013. Landlord hereby affirms that (i) as of February 28, 2013, BSC shall be released and relieved of all of its obligations as tenant under the Lease notwithstanding anything to the contrary in the Lease, (ii) the Guaranty dated June 16, 2005 by BSC in favor of Landlord will terminate on February 28, 2013 and BSC will have no further obligations whatsoever as guarantor, (iii) the right of TV to assign the Lease or sublease the Premises without Landlord’s consent to a Tenant’s Affiliate pursuant to Section 9.02 of the Lease shall be in full force and effect notwithstanding this assignment and (iv) the Right of First Refusal to Purchase will still be in full force and effect notwithstanding anything to the contrary contained in the Lease, and may be exercised by TV as tenant (or any Tenant Affiliate, as applicable) on the terms and conditions set forth in Article 19 of the Lease.

3. Term of Lease. The Term of the Lease shall be extended for an additional period of five (5) years commencing on March 1, 2013, and continuing through February 28, 2018, inclusive (the “Extended Term”).

4. Monthly Base Rent. The Base Rent for the Extended Term shall be as follows:

Months	Monthly Rent
3/1/2013 to 2/28/2014	$88,200	($0.80/sf)
3/1/2014 to 2/28/2015	$90,405	($0.82/sf)
3/1/2015 to 2/28/2016	$92,610	($0.84/sf)
3/1/2016 to 2/28/2017	$94,815	($0.86/sf)
3/1/2017 to 2/28/2018	$97,020	($0.88/sf)

5. Additional Rent. In addition to TV’s obligation to pay the Base Rent as provided above, (a) Tenant shall be obligated to pay any and all additional rent and other charges payable under the terms of the Lease as computed and provided for under the terms of the Lease (except as otherwise amended by Section 6 of this Amendment) during the balance of the initial Term and (b) TV as tenant shall be obligated to do so during the entire Extended Term.

6. Free Base Rent Period. In consideration of Tenant’s election to extend the Lease pursuant to this Amendment, Landlord has agreed that the Tenant shall be entitled to a free Base Rent period for the months of October, November and December of 2011 (the “Free Base Rent Period”). During the Free Base Rent Period, Tenant shall have no obligation to pay any Base Rent but Tenant shall remain obligated to pay all other Additional Rent as required under Article Four of the Lease (except as otherwise amended by Section 6 of this Amendment). As of the Effective Date, Tenant has already paid Landlord (and TV has paid to Tenant pursuant to the terms of the Sublease) the Base Rent for the months of October, November and December of 2011 (with such Base Rent payments totaling $257,985.00 or $85,995.00 for each month). Upon written direction from Tenant, Landlord shall provide a check to TV, or any other entity that TV shall designate, refunding the amount of the Base Rent for the months of October, November and December of 2011 in the total amount of $257,985.00.

7. Waiver of Outstanding Common Area Costs; Revised Estimate of Common Area Costs Effective January 1, 2012. In further consideration of the election to extend the Lease pursuant to this Amendment, Landlord has agreed to waive any obligation Tenant has to pay any Common Area costs for the years of 2009, 2010 and 2011 over and above the amount of $15,426.59 per month (and TV shall also receive the benefit of this waiver under the Sublease). Thus, for the years of 2009 and 2010, the cumulative excess amount of Common Area costs (in excess of the $15,426.59 per month estimated cost) previously due in the amount of $61,257.74 is hereby waived. Furthermore, any excess amount of Common Area costs for the year of 2011 (in excess of the $15,426.59 per month estimate) is also waived. Tenant acknowledges that Tenant shall remain obligated to pay Common Area costs for the year 2011 pursuant to Section 4.05(e) of the Lease, provided, however, that such costs shall in no event exceed the $15,426.59 per month cost estimate. Landlord and Tenant acknowledge and agree that no waiver of any Common Area costs shall be applicable commencing January 1, 2012, and that the estimated monthly amount of Common Area costs effective as of January 1, 2012, shall be $18,500.00.

8. Option to Renew. TV as tenant (or its assignee or Tenant’s Affiliate, if applicable) shall have one (1) option to extend the Term of the Lease beyond the Extended Term provided in Section 2 of this Amendment pursuant to the terms and provisions of Article 16 of the Lease except that the parties hereto agree that said Article 16 is hereby amended to: (i) acknowledge that the additional extended term referenced in this paragraph shall be for the period commencing on March 1, 2018 through February 28, 2023; (ii) the Renewal Notice Deadline (as referenced in Section A of Article 16) shall be no later than six (6) months before the expiration of the Extended Term (or February 28, 2018); and (iii) the last sentence of Subsection (A)(1) of Article 16 shall be modified to read in part, “...provided, however, that Base Rent payable during the first year of such extended Term shall in no event be less than $.84 per square foot, increased thereafter as stated herein.” Aside from the option to renew provided in this Section 7, TV as tenant (or its assignee or Tenant’s Affiliate, if applicable) shall have no further right to extend the term of the Lease.

9. AS-IS Condition. TV acknowledges that TV has been occupying the Premises pursuant to the Sublease and TV accepts the Premises in its AS-IS condition and “WITH ALL FAULTS” for the Extended Term and that, except for Landlord’s ongoing maintenance obligations pursuant to Section 6.03 of the Lease, repair obligations pursuant to Article 7 of the Lease and compliance obligations pursuant to Article 15 of the Lease, Landlord shall have no obligation to improve, remodel, alter, repair, replace or otherwise modify the Premises or provide or pay for any tenant improvements or brokerage commissions during the Extended Term.

10. Status.

a. Tenant Status. As a material inducement to Landlord entering into this Amendment, Tenant and TV certify to Landlord that as of the Effective Date: (i) the Lease, as modified hereby, and the Sublease contain the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease, the Sublease or the Project which are not contained herein or in the Lease or the Sublease; (ii) to the best of Tenant’s and TV’s knowledge, Landlord is not in default in any respect in any of the terms, covenants and conditions of the Lease; and (iii) to the best of Tenant’s and TV’s knowledge, neither Tenant nor TV has any setoffs, counterclaims or defenses against Landlord under the Lease or the Sublease.

b. Landlord Status. As a material inducement to Tenant and TV entering into this Amendment, Landlord certifies to Tenant and TV that as of the Effective Date: (i) the Lease, as modified hereby, and the Sublease contain the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease, the Sublease or the Project which are not contained herein or in the Lease or the Sublease; (ii) to the best of Landlord’s knowledge, neither Tenant nor TV is in default in any respect in any of the terms, covenants and conditions of the Lease; and (iii) to the best of Landlord’s knowledge, Landlord has no claims against Tenant or TV under the Lease.

11. Confidentiality. The parties covenant and agree to keep the terms and conditions of the Lease and this Amendment in confidence and expressly agree not to disclose the terms of the Lease or this Amendment to any person whatsoever, including, without limitation, the general public; provided, however, that the parties may disclose such information to their respective employees, attorneys, or accountants provided such recipient agrees to keep such information confidential, as required by this Section 11.

12. No Broker. Landlord, Tenant and TV each represent and warrant to the others that it has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with this Amendment. Each party shall indemnify, defend, protect and hold harmless the other parties from and against any and all obligations or liabilities to pay any real estate broker’s commission, finder’s fee, or other compensation to any person or entity arising from or in connection with this Amendment which results from any act or agreement of such party.

13. Conflict. This Amendment is and shall be construed as a part of the Lease. In case of any inconsistency between this Amendment and the Lease, the provisions containing such inconsistency shall first be reconciled with one another to the maximum extent possible and, then to the extent of any remaining inconsistency, the terms of this Amendment shall be controlling.

14. Force and Effect. Except as set forth in this Amendment, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

15. Counterparts; Authority; Electronic Signatures. The parties agree that this Amendment may be executed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement. The parties further represent and warrant that each natural person who is executing this Amendment on its behalf has the full power and authority to execute this Amendment and to bind it to the terms hereof. Signatures to this Amendment transmitted by telecopy or electronic mail shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own telecopied or electronically-mailed signature and shall accept the telecopied or electronically-mailed signature of the other party to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date indicated above.

LANDLORD:		TV:

SONOMA AIRPORT PROPERTIES LLC,		TRIVASCULAR, INC.,
a California limited liability company		a California corporation

By:	/s/ RON PROFILI	By:	/s/ Michael Kramer
Name:	RON PROFILI	Name:	Michael Kramer
Title:	MANAGING MEMBER	Title:	Chief Financial Officer

BSC:

BOSTON SCIENTIFIC CORPORATION,
a Delaware corporation

By:	/s/ ED ZIELINSKI
Name:	ED ZIELINSKI
Title:	VICE PRESIDENT GLOBAL
REAL ESTATE AND FACILITIES

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